SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2015

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the shareholders at the Ideal Power Inc. (the “Company”) Annual Shareholder Meeting held on May 26, 2015. The proposals below are described in detail in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission on April 17, 2015. At the Annual Meeting, the following proposals were approved.

1.	The following nominees were elected to serve as directors until the election and qualification of his successor.

Nominee	For	Withheld	Broker Non-Votes
R. Daniel Brdar	1,772,681	127,214	2,058,123
William C. Alexander	1,767,581	132,314	2,058,123
Lon E. Bell	1,687,480	212,415	2,058,123
Mark L. Baum	1,688,280	211,615	2,058,123
David B. Eisenhaure	1,682,580	217,315	2,058,123

2.	An amendment to the Company’s 2013 Equity Incentive Plan to increase the shares reserved for issuance thereunder by 1,250,000 shares was approved.

For	Against	Abstentions	Broker Non-Votes
1,552,658	340,637	6,600	2,058,123

3.	The appointment of Gumbiner Savett Inc. as the Company’s independent registered public accounting firm for the year ended December 31, 2015 year was approved.

For	Against	Abstentions	Broker Non-Votes
3,831,336	126,214	468	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2015

IDEAL POWER INC.

	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer